EXHIBIT 10.1
EXECUTION COPY
AMENDMENT NO. 2
Dated as of May 27, 2015
to
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of May 18, 2012
THIS AMENDMENT NO. 2 (this “Amendment”) is made as of May 27, 2015 by and among Crane Co., a Delaware corporation (the “Company”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent’), under that certain Second Amended and Restated Credit Agreement dated as of May 18, 2012 by and among the Company, the Borrowing Subsidiaries from time to time party thereto (together with the Company, the “Borrowers”), the Lenders from time to time party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent agree to provide commitments under and make certain amendments to the Credit Agreement;
WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.
1.Amendments to the Credit Agreement. Effective as of the Amendment No. 2 Effective Date (as defined below), the parties hereto agree that the Credit Agreement shall be amended as follows:
(a)    Section 1.01 of the Credit Agreement is amended to add the following definitions thereto in proper alphabetical order and, where applicable, replace the corresponding previously existing definitions:
“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

CH\2056988.7

“Agreed Currencies” means (i) Dollars, (ii) euro, (iii) Pounds Sterling, (iv) Canadian Dollars and (v) any other currency (x) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars, (y) for which a LIBOR Screen Rate is available in the Administrative Agent’s reasonable determination and (z) that is agreed to by the Administrative Agent and each of the Lenders.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that the Adjusted LIBO Rate for any day shall be based on the LIBO Rate for a one month Interest Period in Dollars at approximately 11:00 a.m. London time on such day, subject to the interest rate floors set forth therein. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
“Alternative Rate” has the meaning assigned to such term in Section 2.13(a).
“Amendment No. 2 Effective Date” means May 27, 2015.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable LC Sublimit” means (i) with respect to JPMorgan Chase Bank, N.A. (together with its successors and assigns) in its capacity as an Issuing Bank under this Agreement and any of its Affiliates constituting Issuing Banks, $25,000,000 and (ii) with respect to Wells Fargo Bank, National Association (together with its successors and assigns) in its capacity as an Issuing Bank under this Agreement and any of its Affiliates constituting Issuing Banks, $25,000,000 and (iii) with respect to any other Person that becomes an Issuing Bank pursuant to the terms of this Agreement, such amount as agreed to in writing by the Company, the Administrative Agent and such Person at the time such Person becomes an Issuing Bank pursuant to the terms of this Agreement, as each of the foregoing amounts may be decreased or increased from time to time with the written consent of the Company, the Administrative Agent and the Issuing Banks (provided that any increase in the Applicable LC Sublimit with respect to any Issuing Bank shall only require the consent of the Company and such Issuing Bank).
“CDOR Rate” means, for any Loans denominated in Canadian Dollars, the CDOR Screen Rate or, if applicable pursuant to the definition of “LIBO Rate”, the applicable Interpolated Rate, Reference Bank Rate or such other rate as determined pursuant to the terms of Section 2.13 as applicable.
“CDOR Screen Rate” means, for the relevant Interest Period, the Canadian deposit offered rate which, in turn means on any day the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant Interest Period for Canadian Dollar-denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended

CH\2056988.7

from time to time, as of 10:00 a.m. (Toronto, Ontario time) on the Quotation Day for such Interest Period (as adjusted by the Administrative Agent after 10:00 a.m. (Toronto, Ontario time) to reflect any error in the posted rate of interest or in the posted average annual rate of interest); provided that if such rates are not available on the Reuters Screen CDOR Page on any particular day, then the Canadian deposit offered rate component of such rate on that day shall be calculated as the cost of funds quoted by the Administrative Agent to raise Canadian Dollars for the applicable Interest Period as of 10:00 a.m. (Toronto, Ontario time) on the Quotation Day for such Interest Period for commercial loans or other extensions of credit to businesses of comparable credit risk; or if such day is not a Business Day, then as quoted by the Administrative Agent on the immediately preceding Business Day.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to purchase participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.22 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The amount of each Lender’s Commitment as of the Amendment No. 2 Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable. As of the Amendment No. 2 Effective Date, the aggregate amount of the Lenders’ Commitments is $500,000,000.
“Credit Event” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.
“FATCA” means Sections 1471 through 1474 of the Tax Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Tax Code.
“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which the applicable Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the applicable Screen Rate for the shortest period (for which the applicable Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, as of the applicable time on the applicable Quotation Date.
“Issuing Bank” means each of JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and each other Lender designated by the Company as an “Issuing Bank” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as an issuer of Letters of Credit hereunder, and

CH\2056988.7

its successors in such capacity as provided in Section 2.06(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank”, as used with respect to any of the institutions named in the first sentence hereof, shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. All references contained in this Agreement and the other Loan Documents to “the Issuing Bank” shall be deemed to apply equally to each of the institutions referred to in this definition as an Issuing Bank in their respective capacities as issuers of any and all Letters of Credit issued by each such institution.
“LIBO Rate” means, with respect to (a) any Eurocurrency Borrowing denominated in any LIBOR Quoted Currency and for any applicable Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such LIBOR Quoted Currency for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, on the Quotation Day for such LIBOR Quoted Currency and Interest Period; provided that, if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement and (b) any Eurocurrency Borrowing denominated in Canadian Dollars and for any applicable Interest Period, the CDOR Screen Rate on the Quotation Day for Canadian Dollars for such Interest Period; provided that, if the CDOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that if a LIBOR Screen Rate or CDOR Screen Rate, as applicable, shall not be available at such time for such Interest Period (the “Impacted Interest Period”), then the LIBOR Screen Rate or CDOR Screen Rate, as applicable, for such currency and such Interest Period shall be the Interpolated Rate; provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that if a LIBOR Screen Rate or CDOR Screen Rate, as applicable, shall not be available at such time for such currency or such Interest Period with respect to such Eurocurrency Borrowing for any reason and the Administrative Agent shall reasonably determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error), then the Administrative Agent shall give notice thereof to the Company (on behalf of itself and the Borrowing Subsidiaries) and the Lenders as promptly as practicable thereafter that the applicable Reference Bank Rate shall be the LIBO Rate for such Interest Period for such Eurocurrency Borrowing; provided that if the Reference Bank Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 2.13.
“LIBOR Quoted Currency” means (i) Dollars, (ii) euro and (iii) Pounds Sterling.
“LIBOR Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.
“Maturity Date” means May 27, 2020.

CH\2056988.7

“Quotation Day” means, with respect to any Eurocurrency Borrowing for any Interest Period, (i) if the currency is Pounds Sterling or Canadian Dollars, the first day of such Interest Period, (ii) if the currency is euro, the day that is two (2) TARGET2 Days before the first day of such Interest Period, and (iii) for any other currency, the day that is two (2) Business Days before the first day of such Interest Period (unless, in each case, market practice differs in the relevant market where the LIBO Rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days)).
“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) supplied to the Administrative Agent at its request by the Reference Banks (as the case may be) as of the applicable time on the Quotation Day for Loans in the applicable currency and the applicable Interest Period as the rate at which the relevant Reference Bank could borrow funds in the London interbank market (or other applicable interbank markets determined by the Administrative Agent) in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers in reasonable market size in that currency and for that period.
“Reference Banks” means the principal London offices (or other applicable offices as determined by the Administrative Agent in consultation with the Company) of JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association and such other banks as may be appointed by the Administrative Agent in consultation with the Company. No Lender shall be obligated to be a Reference Bank without its consent.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority applicable to the Company or its Subsidiaries.
“Screen Rates” means the LIBOR Screen Rate and the CDOR Screen Rate.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Conduct Authority, the Prudential Regulation Authority, the European Central Bank or other Governmental

CH\2056988.7

Authority for any category of deposits or liabilities customarily used to fund loans in the applicable currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements shall include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D of the Board. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.
“TARGET2 Day” means a day that TARGET2 is open for the settlement of payments in euro.
(b)    Section 1.01 of the Credit Agreement is amended to delete the definition of “Mandatory Cost” in its entirety.
(c)    Section 1.01 of the Credit Agreement is amended to restate in its entirety the chart contained in the definition of “Applicable Rate” to read as follows:

Categories	Index Debt Ratings: (S&P/Moody’s)	ABR Spread	Eurocurrency Spread	Facility Fee Rate
I	Greater than or equal to A/A2	0.0 bps	79.5 bps	8.0 bps
II	Greater than or equal to A-/A3 but less than A/A2	0.0 bps	90.0 bps	10.0 bps
III	Greater than or equal to BBB+/Baa1 but less than A-/A3	0.0 bps	100.0 bps	12.5 bps
IV	Greater than or equal to BBB/Baa2 but less than BBB+/Baa1	10.0 bps	110.0 bps	15.0 bps
V	Greater than or equal to BBB-/Baa3 but less than BBB/Baa2	17.5 bps	117.5 bps	20.0 bps
VI	Less than BBB-/Baa3	25.0 bps	150.0 bps	25.0 bps

(d)    The definition of “Change in Law” contained in Section 1.01 of the Credit Agreement is amended to add “, implementation” immediately after the word “interpretation” contained in clause (b) thereof.
(e)    The definition of “Federal Funds Effective Rate” contained in Section 1.01 of the Credit Agreement is amended to add the following proviso immediately at the end of the current definition thereof:
“; provided, that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”
(f)    Section 2.06 of the Credit Agreement is amended to restate in its entirety the penultimate sentence of clause (b) thereof as follows:

CH\2056988.7

“A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit such Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) subject to Sections 2.10(c) and 2.20, the sum of the Dollar Equivalent of the total Revolving Credit Exposures shall not exceed the total Commitments and (ii) subject to Sections 2.10(c) and 2.20, the Dollar Equivalent of the face amount of all Letters of Credit issued and then outstanding by any Issuing Bank shall not exceed such Issuing Bank’s Applicable LC Sublimit.”
(g)    Section 2.06 of the Credit Agreement is further amended to delete the reference to “does not strictly comply with” appearing in clause (f) thereof and to replace such reference with a reference to “does not comply with” instead.
(h)    Section 2.06 of the Credit Agreement is further amended to add the following new clause (m) immediately after the end of clause (l) thereof:
“(m)    Issuing Bank Agreements. Each Issuing Bank agrees that, unless otherwise requested by the Administrative Agent, such Issuing Bank shall report in writing to the Administrative Agent (i) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Bank shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (ii) on each Business Day on which such Issuing Bank pays any amount in respect of one or more drawings under Letters of Credit, the date of such payment(s) and the amount of such payment(s), (iii) on any Business Day on which the Borrower fails to reimburse any amount required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount and currency of such payment in respect of Letters of Credit and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request.”
(i)    Section 2.12(f) of the Credit Agreement is amended and restated in its entirety to read as follows:
“(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) (A) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and (B) interest computed by reference to the CDOR Rate, in each case shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) interest for Borrowings denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, and in each case of the foregoing clauses (i) and (ii) shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent in accordance with the terms of this Agreement, and such determination shall be conclusive absent demonstrable error.”

CH\2056988.7

(j)    Section 2.13 of the Credit Agreement is amended and restated in its entirety to read as follows:
“Section 2.13 Alternate Rate of Interest.
(a)    If, at the time that the Administrative Agent shall seek to determine the Reference Bank Rate, less than two Reference Banks shall supply a rate to the Administrative Agent for purposes of determining the LIBO Rate for such Eurocurrency Borrowing, (i) if such Borrowing shall be requested in Dollars, then such Borrowing shall be made as an ABR Borrowing at the Alternate Base Rate and (ii) if such Borrowing shall be requested in any Foreign Currency, the LIBO Rate shall be equal to the rate determined by the Administrative Agent in its reasonable discretion after consultation with the Company and consented to in writing by the Required Lenders (the “Alternative Rate”); provided, however, that until such time as the Alternative Rate shall be determined and so consented to by the Required Lenders, Borrowings shall not be available in such Foreign Currency.
(b)    If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:
(i)    the Administrative Agent determines (which determination shall be conclusive absent demonstrable error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate (including, without limitation, by means of the Interpolated Rate or Reference Bank Rate), as applicable, for a Loan in the applicable currency or for the applicable Interest Period; or
(ii)    the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for a Loan in the applicable currency or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or for the applicable Agreed Currency;
then the Administrative Agent shall give notice thereof to the Company (on behalf of itself and the Borrowing Subsidiaries) and the Lenders by telephone or facsimile transmission as promptly as practicable thereafter and, until the Administrative Agent notifies the Company (on behalf of itself and the Borrowing Subsidiaries) and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective and, unless repaid, (A) in the case of a Eurocurrency Borrowing denominated in Dollars, such Borrowing shall be made as an ABR Borrowing and (B) in the case of a Eurocurrency Borrowing denominated in a Foreign Currency, such Eurocurrency Borrowing shall be repaid on the last day of the then current Interest Period applicable thereto, (ii) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing and (iii) if any Borrowing Request requests a Eurocurrency Borrowing in a Foreign Currency, then the LIBO Rate for such Eurocurrency Borrowing shall be the Alternative Rate; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.”

CH\2056988.7

(k)    Section 2.14(a) of the Credit Agreement is amended to add the word “liquidity” immediately after the phrase “impose, modify or deem applicable any reserve, special deposit,” appearing in clause (i) thereof.
(l)    Section 2.16 of the Credit Agreement is amended to add the following new clause (h) immediately after the end of clause (g) thereof:
“(h)    For purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment No. 2 Effective Date, the Company and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement and the Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).”
(m)    Article III of the Credit Agreement is amended to add the following new Section 3.12 immediately at the end thereof:
“Section 3.12. Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures for compliance by the Company, its Subsidiaries and their respective directors, officers, employees and, to the knowledge of the Company and to the extent commercially reasonable, agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees and to the knowledge of the Company its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary or, to the knowledge of the Company or such Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other Transactions will violate any Anti-Corruption Law or applicable Sanctions.”
(n)    Section 5.02 of the Credit Agreement is amended to delete the reference to “the Borrower” appearing therein and to replace such reference with a reference to “the Company” instead.
(o)    Sections 5.07 and 5.08 of the Credit Agreement are amended and restated in their entirety to read as follows:
“Section 5.07. Compliance with Laws. The Company will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures for compliance by the Company, its Subsidiaries and their respective directors, officers, employees and, to the knowledge of the Company and to the extent commercially reasonable, agents with Anti-Corruption Laws and applicable Sanctions.
Section 5.08.    Use of Proceeds. The proceeds of the Loans shall be used to finance the working capital needs and general corporate purposes (including acquisitions) of the Company and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. No Borrower will request any Borrowing or

CH\2056988.7

Letter of Credit, and no Borrower shall use, and the Company shall procure that its Subsidiaries and its or their respective directors, officers, employees and, to the knowledge of the Company and to the extent commercially reasonable, agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.”
(p)    Section 10.09 of the Credit Agreement is amended to restate the first sentence of clause (b) thereof to read as follows:
“Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in Borough of Manhattan and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Documents or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.”
(q)    Section 10.12 of the Credit Agreement is amended to restate the penultimate sentence thereof to read as follows:
“For the purposes of this Section, “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential.”
(r)    Schedule 2.01 to the Credit Agreement is amended and restated in its entirety as set forth on Schedule 2.01 hereto.
(s)    Schedule 2.02 to the Credit Agreement is deleted in its entirety.
(t)    Pursuant to the terms of Section 3 this Amendment, upon the effectiveness of this Amendment, RBS Citizens, N.A. shall cease to be a Lender under the Credit Agreement. Concurrently therewith, RBS Citizens, N.A. shall cease to be a Documentation Agent under the Credit Agreement and HSBC Bank USA, National Association shall become a Documentation Agent under the Credit Agreement. Accordingly, the cover page of the Credit Agreement, the introductory paragraph to the Credit Agreement and the definition of “Documentation Agent” set forth in Section 1.01 of the Credit Agreement are each hereby amended as necessary to reflect the change set forth in the two immediately preceding sentences.

CH\2056988.7

2.    New Lenders.
(a)    Each of the undersigned financial institutions that is not a party to the Credit Agreement prior to the Amendment No. 2 Effective Date (each, an “New Lender”) agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the Amendment No. 2 Effective Date, become a Lender for all purposes of the Credit Agreement, with a Commitment as set forth on Schedule 2.01 hereto.
(b)    Each undersigned New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to enter into this Amendment and to consummate the transactions contemplated hereby and to become a lender under the Credit Agreement; (ii) it satisfied the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a Lender, (iii) from and after the Amendment No. 2 Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Commitment, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and become a Lender under the Credit Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, it has delivered any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the New Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
3.    Departing Lenders. The parties hereto hereby acknowledge and agree that:
(a)    Each of RBS Citizens, N.A. and Fifth Third Bank (each, a “Departing Lender”) is entering into this Amendment solely to evidence its exit from the Credit Agreement and shall have absolutely no obligation hereunder. Upon the effectiveness hereof and the payment described in Section 3(b)(ii) below, each Departing Lender shall no longer (i) constitute a “Lender” for all purposes under the Loan Documents, (ii) be a party to the Credit Agreement and (iii) have any obligations under any of the Loan Documents, in each case, without further action required on the part of any Person; and
(b)    Upon the effectiveness hereof: (i) each Departing Lender’s “Commitment” under the Credit Agreement shall be terminated, (ii) each Departing Lender shall have received payment in full, in immediately available funds, of all of such Departing Lender’s Loans, all interest thereon and all other amounts payable to such Departing Lender under the Credit Agreement, which such amount with respect to each such Departing Lender shall be invoiced three (3) Business Days prior to the Amendment No. 2 Effective Date, (iii) each Departing Lender shall not be a Lender under the Credit Agreement and (iv) the defined term “Lenders” in the Credit Agreement shall exclude the Departing Lenders.
4.    Conditions of Effectiveness. The effectiveness of this Amendment (the “Amendment No. 2 Effective Date”) is subject to the satisfaction of the following conditions precedent:
(a)    The Administrative Agent shall have received counterparts of this Amendment bearing the signature of the Borrowers, each Lender (including each New Lender and each Departing Lender), the Issuing Banks and the Administrative Agent.

CH\2056988.7

(b)    The Administrative Agent shall have received (i) a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment No. 2 Effective Date) of Skadden, Arps, Slate, Meagher, & Flom LLP, counsel for the Company and (ii) a favorable written opinion (addressed to the Administrative Agent and the Lenders dated the Amendment No. 2 Effective Date) of Augustus I. duPont, general counsel for the Company, and in each case covering such other matters relating to the Company, the Loan Documents or this Amendment as the Administrative Agent shall reasonably request. The Borrowers hereby request such counsels to deliver such opinions.
(c)    The Administrative Agent shall have received (i) a certificate signed by a Financial Officer of the Company certifying that, after giving effect to this Amendment, the Company is in compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement and (ii) documents consistent with those delivered on the Effective Date of the Credit Agreement as to the corporate power and authority of the Borrowers to borrow under the Credit Agreement after giving effect to this Amendment.
(d)    The Administrative Agent shall have received, for the account of each Lender party hereto (including each New Lender but excluding each Departing Lender) that delivers its executed signature page to this Amendment by no later than the date and time specified by the Administrative Agent, an upfront fee in an amount equal to the amount previously disclosed to the Lenders.
(e)    The Administrative Agent shall have received payment of the Administrative Agent’s and its affiliates’ fees and reasonable and documented out-of-pocket expenses (including reasonable and documented out-of-pocket fees and expenses of counsel for the Administrative Agent) in connection with this Amendment.
5.    Representations and Warranties of the Company. In order to induce the Lenders and the Administrative Agent to enter into this Amendment, the Company hereby represents and warrants as follows:
(a)    This Amendment and the Credit Agreement as modified hereby constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)    As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties set forth in the Credit Agreement (other than the representations contained in Section 3.04(b) and 3.06(a)) and the other Loan Documents are true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect is true and correct in all respects).
6.    Reference to and Effect on the Credit Agreement.
(a)    Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other loan document shall mean and be a reference to the Credit Agreement as amended hereby.
(b)    The Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

CH\2056988.7

(c)    Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
(d)    This Amendment is a Loan Document under (and as defined in) the Credit Agreement.
7.    Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
8.    SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
9.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
10.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.
[Signature Pages Follow]

CH\2056988.7

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

CRANE CO.,
as a Borrower

By:_____/s/_Tazewell Rowe__________________
Name:     Tazewell Rowe
Title:     Vice President and Treasurer

By:_____/s/_Christopher Dee_________________
Name:     Christopher Dee
Title:     Deputy General Counsel and Assistant Secretary

Signature Page to Amendment No. 2 to
Second Amended and Restated Credit Agreement dated as of May 18, 2012

JPMORGAN CHASE BANK, N.A.,
individually as a Lender, as an Issuing Bank and as Administrative Agent

By:______/s/_D. Scott Farquhar_______________
Name:     D. Scott Farquhar
Title:     Executive Director

Signature Page to Amendment No. 2 to
Second Amended and Restated Credit Agreement dated as of May 18, 2012

WELLS FARGO BANK, NATIONAL ASSOCIATION,
individually as a Lender and as an Issuing Bank

By:_____/s/_Thomas Molitor__________________
Name:     Thomas Molitor
Title:     Managing Director

Signature Page to Amendment No. 2 to
Second Amended and Restated Credit Agreement dated as of May 18, 2012

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:___/s/_Aidan R. Spoto__________________
Name:    Aidan R. Spoto
Title:    Vice President

Signature Page to Amendment No. 2 to
Second Amended and Restated Credit Agreement dated as of May 18, 2012

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender

By:___/s/_Belinda Tucker______________________
Name:    Belinda Tucker
Title:    Managing Director

Signature Page to Amendment No. 2 to
Second Amended and Restated Credit Agreement dated as of May 18, 2012

TD BANK, N.A.,
as a Lender

By:_____/s/_Steve Levi______________________
Name:     Steve Levi
Title:    Senior Vice President

Signature Page to Amendment No. 2 to
Second Amended and Restated Credit Agreement dated as of May 18, 2012

THE BANK OF NEW YORK MELLON,
as a Lender

By:____/s/_Thomas J. Tarasovich, Jr.___________
Name:    Thomas J. Tarasovich, Jr.
Title:    Vice President

Signature Page to Amendment No. 2 to
Second Amended and Restated Credit Agreement dated as of May 18, 2012

BMO HARRIS BANK N.A.,
as a Lender

By:____/s/_Jason Deegan_____________________
Name:    Jason Deegan
Title:    Vice President

Signature Page to Amendment No. 2 to
Second Amended and Restated Credit Agreement dated as of May 18, 2012

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:____/s/_David Kee______________________
Name:    David Kee
Title:    Managing Director

Signature Page to Amendment No. 2 to
Second Amended and Restated Credit Agreement dated as of May 18, 2012

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES
as a Lender

By:____/s/_Diane Pockaj_______________________
Name:    Diane Pockaj
Title:    Managing Director

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES
as a Lender

By:____/s/_Kiuli Chan_______________________
Name:    Kiuli Chan
Title:    Director

Signature Page to Amendment No. 2 to
Second Amended and Restated Credit Agreement dated as of May 18, 2012

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:___/s/_Michael E. Temnick__________________
Name:    Michael E. Temnick
Title:    Vice President

Signature Page to Amendment No. 2 to
Second Amended and Restated Credit Agreement dated as of May 18, 2012

THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

By:______/s/_Jeannine Pascal_________________
Name:    Jeannine Pascal
Title:    Vice President

Signature Page to Amendment No. 2 to
Second Amended and Restated Credit Agreement dated as of May 18, 2012

The undersigned Departing Lender hereby acknowledges and agrees that, from and after the Amendment No. 2 Effective Date, it is no longer a party to the Credit Agreement

CITIZENS BANK, N.A. (f/k/a RBS CITIZENS, N.A.),
as a Departing Lender

By:_____/s/_Jason Upham_______________________
Name:    Jason Upham
Title:    Assistant Vice President

Signature Page to Amendment No. 2 to
Second Amended and Restated Credit Agreement dated as of May 18, 2012

The undersigned Departing Lender hereby acknowledges and agrees that, from and after the Amendment No. 2 Effective Date, it is no longer a party to the Credit Agreement

FIFTH THIRD BANK,
as a Departing Lender

By:_____/s/_Jordan Fragiacomo________________
Name:    Jordan Fragiacomo
Title:    Managing Director

Signature Page to Amendment No. 2 to
Second Amended and Restated Credit Agreement dated as of May 18, 2012
Crane Co.

SCHEDULE 2.01

LENDERS AND COMMITMENTS

LENDER	COMMITMENT

JPMORGAN CHASE BANK, N.A.	$81,250,000

WELLS FARGO BANK, NATIONAL ASSOCIATION	$81,250,000

HSBC BANK USA, NATIONAL ASSOCIATION	$52,500,000

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.	$52,500,000

TD BANK, N.A.	$52,500,000

THE BANK OF NEW YORK MELLON	$40,000,000

BMO HARRIS BANK N.A.	$40,000,000

SUMITOMO MITSUI BANKING CORPORATION	$25,000,000

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES	$25,000,000

U.S. BANK NATIONAL ASSOCIATION	$25,000,000

THE ROYAL BANK OF SCOTLAND PLC	$25,000,000

TOTAL COMMITMENTS	$500,000,000

CH\2056988.7